For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Reinstates
Quarterly Dividend

New York, NY, January 19, 2010......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today that its Board of Directors has approved the reinstatement of a quarterly dividend. The Board  approved a dividend of five cents per share on the common stock outstanding to be paid on March 1, 2010 to stockholders of record on February 15, 2010.

Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “Our Board’s decision to reinstate the dividend reflects our improved financial performance. The aggressive steps we have taken over the past twelve months have strengthened our financial and liquidity position, which has now allowed us to return to providing cash dividends to our shareholders.”

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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